Exhibit 99.1

NEWELL RUBBERMAID INC. THREE GLENLAKE PARKWAY ATLANTA, GA 30328

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until [TBD] Eastern Time on [TBD], 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until [TBD] Eastern Time on [TBD], 2016. Have your proxy card in hand when you call and follow the simple instructions provided to you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M99036-TBD                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEWELL RUBBERMAID INC.
Proposals - The Board of Directors recommends you vote FOR Proposals 1 and 2.
				For	Against	Abstain

1.     Approval of the issuance of shares of Newell Rubbermaid Inc. common stock to stockholders of Jarden Corporation, pursuant to the Agreement and Plan of Merger, dated as of December 13, 2015, as it may be amended from time to time, by and among Newell Rubbermaid Inc., Jarden Corporation, NCPF Acquisition Corp. I, a wholly owned subsidiary of Newell Rubbermaid Inc., and NCPF Acquisition Corp. II, a wholly owned subsidiary of Newell Rubbermaid Inc.

				☐	☐	☐

2.     Adjournment of the Newell Rubbermaid Special Meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, sufficient votes to approve Proposal 1 have not been obtained.

				☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date

M99036-TBD

Proxy Solicited by the Board of Directors for the Special Meeting of Stockholders of Newell Rubbermaid to be held [TBD], 2016.
The undersigned hereby appoints Michael B. Polk, John K. Stipancich, Bradford R. Turner and Michael R. Peterson, and each of them individually, as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote at the Special Meeting of Stockholders of NEWELL RUBBERMAID INC. to be held [TBD], 2016, and at any adjournments or postponements thereof, on each of the proposals listed on the reverse side.

This proxy revokes all previous proxies. The proxies named above are authorized to vote in their discretion with respect to any other matters that may properly come before the Newell Rubbermaid Special Meeting or any adjournment or postponement of the Newell Rubbermaid Special Meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. It is important that your shares are represented at the Newell Rubbermaid Special Meeting, whether or not you plan to attend the Newell Rubbermaid Special Meeting in person. To make sure that your shares are represented, we encourage you to sign, date and return this card, or vote your shares by using either of the electronic means described on the reverse side.

When this Proxy is properly executed, the shares to which it relates will be voted in the manner directed herein. If no direction is made, the shares will be voted FOR proposals (1) and (2) on the reverse side, and in the discretion of the persons named as proxies, with respect to any other matters that may properly come before the Newell Rubbermaid Special Meeting or any adjournment or postponement of the Newell Rubbermaid Special Meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side